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                                                                   EXHIBIT 10.19

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

[SPRINT LOGO]

              LATERAL EXCHANGE NETWORKS INTERCONNECTION AGREEMENT


         This Agreement is made by and between Sprint Communications Company L.P., having its principal place of business at 2002 Edmund Halley Drive, Reston, Virginia 22091-3437 (hereinafter "Sprint"), and WorldNet Access, (hereinafter "WNA" or "Customer") having its principal place of business at 9250 E. Costilla Avenue, Suite 400, Englewood, Colorado 80112.

                                    RECITALS

         WHEREAS, the parties desire to further the development of the Open System Protocol Network Service Providers ("OSPNSPs") industry, the parties will assist the industry in the development and implementation of standards and interconnection protocols that will provide a basis for greater interconnection to the public and global data network called "Internet" for the industry as a whole;

         WHEREAS, the parties in furtherance of creating greater interconnectivity throughout the industry has established operational, technical and administrative mechanisms to ensure fair and open communications among OSPNSPs providing a "peer relationship" for routing data packets over their respective networks;

         WHEREAS, the parties have a requirement to exchange data traffic between their respective networks; and

         WHEREAS, the parties have a desire to interconnect their data networks in order to enable their respective customers to communicate with each other;

         NOW, THEREFORE, in consideration of the covenants set forth herein, the parties hereby agree as follows:

                                  DEFINITIONS

1. INTERNET SERVICE PROVIDERS. It is understood that the parties to this Agreement provide TCP/IP or OSI public data internet working services to the public in one or more geographic areas, also called an Internet Service Provider (ISP).

2. SHARED MEDIA PROVIDER. A communications company such as a LEC (Local Exchange Carrier), CAP (Competitive Access Provider) or IXC (Inter-Exchange Carrier) that provides ATM, FR, SMDS, FDDI, OC3, T1 or T3 style communication services.

                                   AGREEMENTS

1. NO RESTRICTIONS IN USE. The parties agree not to restrict the use of their respective networks based on the subject matter of the traffic, subject only to applicable laws.

2. NO LIABILITY FOR TRAFFIC. The parties agree that they neither incur nor present any liability to the other party, by submitting data traffic to or accepting data traffic from the other party.

3. DELIVERY OF SERVICES. The parties agree that they will establish a mutually acceptable schedule for the interconnection of their respective networks.

4.       PROTECTION OF TRAFFIC.



WorldNet Access - LEN IX Agreement         (1 of 4)           January 27, 1997


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THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


         A. NO WIRETAPPING. No ISP shall monitor or capture the contents of any data or other traffic which transit a/Sprint Interconnect Exchange. No ISP can wiretap the infrastructure to examine any data unless an appropriate legal court order is in force. No statistical information itemized by ISP, by company, or by IP address can be supplied to any third party under any circumstances.

         B. AGGREGATED STATISTICS. Aggregated interface statistics on shared media or other packet switch media/transmission is available to export as long as it is not broken down by ISP. This aggregated statistical information can be made available to third parties but not unilaterally by the shared media provider or either party. Release of these statistics will occur only upon the mutual agreement of the parties.

         C. ORGANIZATIONAL AVAILABILITY. Any organization which is a customer of an ISP has the right to request from that ISP that its statistical information be made available to it on whatever basis and in whatever detail it desires for its own internal uses.

5.       PHYSICAL CONNECTION.

         A. CIRCUIT. Each party will provide a connection at its own expense, from a location of its choice to an interconnection service provided by MFS, MAE-E, MAE-W or the Sprint NAP.

         B. EQUIPMENT. Each party will provide circuit termination and packet switching equipment at its end of the circuit, at its own expense, terminating with an interface appropriate to the exchange medium, which interface may be changed from time to time as the parties agree.

         C. NETWORK OPERATIONS. Each party will, at its own expense and on a best efforts basis, provide Network Operations Center ("NOC") support in cooperation with the other so as to maintain the smooth operation of internetwork service.

         D. MULTIPLE CONNECTIONS. Each party may choose to connect at more than one location.

6. LIABILITY. Neither party shall be liable to the other, except as stated in the next paragraph herein, for any loss, damage, liability, claim or expense arising out of or in relation to this agreement, however caused, whether grounded in contract, tort (including negligence) or strict liability. In no event shall either party be liable for any incidental or consequential damages arising out of or in relation to this agreement.

7. INDEMNITY. Each party shall indemnify and hold the other party harmless from and against any loss, damage, liability, claim or expense, whether actual or alleged, which results from a claim or claims asserted by unrelated third parties concerning an action or omission of such party with respect to its actions under this Agreement. Each party's maximum liability under this provision shall not exceed $50,000 in the aggregate for all claims, losses, expenses or damages.

8. INSURANCE. Each party is responsible for assessing its own need for property, casualty and liability insurance each shall obtain such insurance as each sees fit. Each party shall bear the risk of loss to its own equipment and agrees not to make any claims against the other for any property loss or assign that right to any third party.

9. CONFIDENTIAL INFORMATION. No confidential or proprietary information is protected or implied by this Agreement, and the parties are not responsible to one another for any confidential information which may be inadvertently transmitted over the networks.

10.      SPECIAL ISSUES.

         A. CONNECTION SPEED. Customer and Sprint will connect their respective networks at a minimum of DS-3 at MAE-East, MAE-West, NY NAP and Palo Alto Internet Exchange.


         B. CHARGES. By agreeing to become a Lateral Exchange Network, Customer will pay Sprint a Monthly Recurring charge of (*) and a non-recurring set up fee of (*)




WorldNet Access - LEN IX Agreement         (2 of 4)            January 27, 1997
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         C.     JOINT PRESS RELEASE.  Any announcement of this Agreement must be mutually agreed upon by both parties including the wording of any announcement to third parties/press, the press release(s) and the timing of the press release(s).

         D. REGULATORY APPROVAL. The parties acknowledge that this Agreement, and any or all of the terms hereof, may become subject to regulatory approval by various local, state or federal agencies. Should such approval be required from time to time, or at any time, the parties shall cooperate, to the extent reasonable and lawful, in providing such information as is necessary to complete any required filing. Notwithstanding the above, Section 4 "Protection of Traffic" shall remain in full force and effect.

         E. NETWORK OPERATIONS. The parties agree to define operating procedures for providing reliable service to the customers of each party, and for resolving customer difficulties encountered on the interconnected services. Each party will use its best efforts to repair any reported and actual outages within four (4) hours of notice of any outage.

         F. PERFORMANCE EXPECTATIONS. Sprint will provide connectivity at the Network/IP level only. Connectivity is defined as: The ability of the Sprint NOC to ICMP Ping across the physical media of the exchange point service provider to the other party's exchange point resident router's interface.

         Physical layer (FDDI, LAN, ATM, etc.) connectivity to the exchange point is the independent responsibility of each party and the exchange point service provider.

         G. EACH PARTY'S SERVICE FEES. Each party will independently establish the charges to its customers for the services provided under this Agreement.

         H.      FORCE MAJEURE.

         (1) Neither party shall be responsible for delay in performance of support services hereunder due to any occurrence commonly known as force majeure, including without limitation, acts of God, any governmental body (de jure or de facto) or public enemy, riots, embargoes, strikes or other concerted acts of workmen (whether of the parties or others), casualties or accidents, deliveries or transportation and shortage of cars, trucks, fuel, power, labor or materials, or any other causes, circumstances or contingencies within or without the United States of America, whether of a similar or dissimilar nature to the foregoing, beyond the parties control, which prevent or hinder the performance by the parties of any of its obligations hereunder.

         (2) The parties shall give each other notice in the event of any one or more of the foregoing occurrences. Upon such notice, the parties may cancel or delay performance hereunder for so long as such performance is delayed by such occurrence or occurrences and in such event the parties shall have no liability to each other.

         H. RELATIONSHIP OF THE PARTIES. This Agreement does not establish a partnership or joint venture between Sprint and WorldNet Access.

11. TERM AND TERMINATION. The duration of this Agreement is for one (1) year and may be extended as the parties agree. A party may terminate its responsibilities under this Agreement by giving the other party sixty (60) prior written notice, or other notice period by mutual agreement of the parties.

12. ASSIGNMENT. Either party may transfer or assign its rights or obligations under this Agreement or transfer by way of merger, consolidation, sale of all or substantially all of its assets without the prior written consent of the other party, and

13. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

14. NON-EXCLUSIVITY. Nothing in this Agreement shall be construed to prohibit or restrain the entry by either party into any separate contract or agreement with any other Participant or third party on any terms. Other than those contained explicitly in this Agreement, no representations are made by or among the parties. No agency status is created among the parties.



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15.      NO THIRD PARTY BENEFICIARIES.  Nothing contained in this Agreement shall be deemed to confer any rights in any party not a signatory to this Agreement.

16. ENTIRE AGREEMENT. This Agreement represents the complete Agreement and understanding of the parties with respect to the subject matter herein, and supersedes any other agreement or understanding, written or oral. This Agreement may be modified only in writing signed by both parties.

17. DISPUTES. Any dispute arising out of or relating to this Agreement that is not resolved within 30 days after notice of the dispute is given shall be finally settled by arbitration conducted expeditiously in accordance with the rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The location of the arbitration shall be the Kansas City, Missouri metropolitan area. The arbitrators are not empowered to award damages in excess of compensatory damages, and each party waives any damages in excess of compensatory damage.

18. CONNECTIVITY TO EXCHANGE POINTS. The parties reserve the right to add, move or change the interconnection points at which they are present by giving the other party sixty (60) days prior written notice of such change, or other notice period by mutual agreement of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized respective representatives as of the last date set forth below:

ACCEPTED AND AGREED TO:

SPRINT COMMUNICATIONS COMPANY L.P.         WORLDNET ACCESS

/s/ PAUL GRAY                              /s/ CHRIS DEMARCHE
----------------------------------         -------------------------------------
Authorized Signature                       Authorized Signature

   Paul Gray, Regional Director                 Chris DeMarche
----------------------------------         -------------------------------------
Name and Title (Please type or print)      Name and Title (Please type or print)

             2/3/97                                1/29/97
----------------------------------         -------------------------------------
Date                                       Date




WorldNet Access - LEN IX Agreement   (4 of 4)                   January 27, 1997